                                                                  Exhibit 10.8.5




                      CONVENIO DE ESTABILIDAD JURIDICA CON
                            DOE RUN PERU S.R. LTDA.

Conste por el presente documento el Convenio de Estabilidad Juridica que celebran, de una parte, el ESTADO PERUANO, debidamente representado por el Ministro de Energia y Minas, Ingeniero Alberto Pandolfi Arbulu, autorizado para tal efecto por Resolucion Suprema No 331-96-PCM, con domicilio en Av. Las Artes No 260 - San Borja - Lima, a quien en adelante se le denominara "ESTADO"; y, de la otra parte la empresa DOE RUN PERU S.R.Ltda., constituida y existente bajo las leyes del Peru, con RUC No 37630381, inscrita en el Asiento 1-A de la Ficha 143658 del Libro de Sociedades del Registro de Personas Juridicas, con domicilio en Av. Victor Andres Belaunde No 395 - San Isidro, representada por el senor Julio Guadalupe Bascones, identificado con Libreta Electoral No 09388911, segun poder inscrito en la Ficha 143658 del Libro de Sociedades del Registro de Personas Juridicas, a quien en adelante se le denominara DOE RUN PERU; en los terminos y condiciones que constan en las siguientes clausulas:

PRIMERA.- DOE RUN PERU ha presentado ante el Ministerio de Energia y Minas, en adelante "MINISTERIO", una solicitud para la suscripcion de un Convenio de Estabilidad Juridica al amparo de lo dispuesto en el Decreto Legislativo No 662, en el Titulo II y en el Capitulo Primero del Titulo V del Decreto Legislativo No 757, y en el Reglamento de los mismos aprobado por el Decreto Supremo No 162-92-EF de fecha 12 de octubre de 1992, el que en adelante se denominara REGLAMENTO, sustentandose para ello en la inversion que recibira de DOE RUN MINING S.R.Ltda., a quien en adelante se le denominara DOE RUN.

SEGUNDA.- DOE RUN PERU, en virtud del presente Convenio, se compromete a asignar participaciones en favor de DOE RUN, cumpliendo asi con la modalidad de inversion prescrita en el inciso a) del articulo 17 del REGLAMENTO. En consecuencia, se obliga a lo siguiente:

1. Asignar participaciones sociales representativas de su capital en favor de DOE RUN por un monto de US$ 247'921 991.24 (Doscientos Cuarenta y Siete Millones Novecientos Veintiun Mil Novecientos Noventa y Uno y 24/100 Dolares de Estados Unidos de America), contra la recepcion de los aportes que DOE RUN debera efectuar, en un plazo que no excedera del 23 de octubre de 1997.

2. Asegurar que los aportes referidos en el numeral 1, sean canalizado a traves del Sistema Financiero Nacional, conforme debera constar en la certificacion que emita el banco interviniente en la operacion.

3. Destinar los aportes a que se refiere el numeral 1 a la ampliacion de su capacidad productiva.

TERCERA.- El ESTADO, en virtud del presente Convenio y mientras este se encuentre vigente, se obliga a garantizar la estabilidad juridica para DOE RUN PERU en los siguientes terminos:

1. Estabilidad del regimen tributario referido al Impuesto a la Renta, conforme a lo prescrito en el articulo 40 del Decreto Legislativo No 757, que implica que el Impuesto a la Renta que le corresponda abonar a DOE RUN PERU no sera modificado mientras se encuentre en vigencia el presente Convenio de Estabilidad Juridica, aplicandose en los mismos terminos y con las mismas alicuotas, deducciones, escala para el calculo de la renta imponible y demas caracteristicas conforme a o dispuesto en la Ley del Impuesto a la Renta, aprobada por el Decreto Legislativo No 774 y normas modificatorias, vigentes a la fecha de suscripcion del presente Convenio.

      El regimen de estabilidad que se garantiza a DOE RUN PERU, al amparo del presente Convenio, implica que, en caso que el Impuesto a la Renta referido en el parrafo anterior se modificara durante la vigencia del Convenio, dichas modificaciones no afectaran a DOE RUN PERU, aunque se trate del aumento o disminucion de las alicuotas, de la ampliacion o reduccion de la base imponible, o de cualquier otra causa de efectos equivalentes.

2. Estabilidad de los regimenes de contratacion de los trabajadores de DOE RUN PERU mientras se encuentre vigente el presente Convenio, al amparo de lo dispuesto en el inciso a) del articulo 12 del Decreto Legislativo No 662, en las distintas modalidades contempladas en el Texto Unico Ordenado del Decreto Legislativo No 728, Ley de Productividad y Competitividad Laboral, aprobado mediante Decreto Supremo No 003-97-TR, vigente a la fecha de celebracion del presente Convenio.

3. Estabilidad de los regimenes de promocion de exportaciones, que utilice DOE RUN PERU, al amparo de lo dispuesto en el inciso b) del articulo 12 del Decreto Legislativo No 662, que se encuentran contenidos en el Capitulo IX del Titulo 1 del Decreto Legislativo No 821 y normas modificatorias; en el Capitulo VI del Titulo V del Decreto Legislativo No 809; y en aquellas disposiciones que a la fecha de celebracion del presente convenio se vienen aplicando.

CUARTA.- DOE RUN PERU garantiza que la nueva inversion referida en la CLAUSULA SEGUNDA supera en la fecha de suscripcion del presente Convenio el 50% de su Capital y Reservas.

Para tal efecto, DOE RUN PERU debera presentar ante el MINISTERIO, en un plazo de sesenta (60) dias, contado a partir de la fecha de suscripcion del presente Convenio un informe que con caracter de Declaracion Jurada, sujeto a fiscalizacion posterior, emita una sociedad de auditoria, debidamente registrada en la entidad competente sobre el movimiento de las cuentas de capital y reservas desde el 8 de setiembre de 1997 hasta la fecha de suscripcion del presente Convenio.

Para estos efectos, se entiende como capital y reservas, los correspondientes saldos contables ajustados por inflacion, determinados a la fecha de celebracion del presente Convenio.

DOE RUN PERU asume adicionalmente de conformidad con lo pactado en la CLAUSULA SEGUNDA, la obligacion de:

1 Acreditar que ha cumplido con recibir de DOE RUN el aporte dinerario al capital por un monto de US$ 247'921,991.24 (Doscientos Cuarenta y Siete Millones Novecientos Veintiun Mil Novecientos Noventa y Uno y 24/100 Dolares de Estados Unidos de America), mediante la presentacion de copia del Testimonio de la Escritura Publica de Aumento de Capital y Modificacion de Estatutos de la empresa donde conste la inscripcion en el registro correspondiente; asi como la certificacion que emita el banco interviniente en la operacion.

2. Acreditar que la nueva inversion ha sido efectivamente destinada a la ampliacion de su capacidad productiva mediante la presentacion del correspondiente informe que emita una sociedad de auditoria debidamente registrada en la entidad competente, el cual quedara sujeto a fiscalizacion posterior.

Las obligaciones a que se refieren los numerales anteriores deberan acreditarse ante el MINISTERIO, en un plazo maximo de sesenta (60) dias calendario, contado a partir del 23 de octubre de 1997. El incumplimiento de las mismas constituye causal de resolucion del presente Convenio.

QUINTA. - El presente Convenio de Estabilidad Juridica tendra una vigencia de diez (10) anos contados a partir de la fecha de su suscripcion. En consecuencia, no podra ser modificado unilateralmente por ninguna de las partes durante dicho periodo, ni aunque la legislacion nacional sea modificada, asi se trate de modificaciones mas beneficiosas o perjudiciales para alguna de las partes que las pactadas en este Convenio.

SEXTA.- DOE RUN PERU tendra derecho a renunciar por unica vez al regimen de estabilidad juridica que se le otorga al amparo del presente Convenio, debiendo formalizar dicha renuncia mediante una comunicacion por escrito dirigida al MINISTERIO, la que se hara efectiva desde la fecha de recepcion de la comunicacion por este ultimo.

Si DOE RUN PERU opta por ejercer el derecho de renuncia al Convenio de Estabilidad, que se le reconoce al amparo de la presente Clausula, automaticamente pasara a regirse por la legislacion comun.

SEPTIMA .- El presente Convenio de Estabilidad Juridica podra ser modificado de comun acuerdo por las partes, salvo en lo referente a su plazo de vigencia establecido en la CLAUSULA QUINTA. Tampoco podra modificarse el monto de los aportes por debajo de los limites establecidos en los articulos 16o y 17o del REGLAMENTO.

Para tal efecto, DOE RUN PERU presentara una solicitud al MINISTERIO, que se tramitara conforme al mismo procedimiento utilizado para la suscripcion del presente Convenio.

OCTAVA.- Siendo la intencion de las partes que los problemas que se presenten en relacion con el cumplimiento del presente Convenio se resuelvan de la manera mas expeditiva posible, se conviene desde ahora que cualquier litigio, controversia
o reclamacion entre ellos, relativa a la interpretacion, ejecucion o validez del presente Convenio, sera resuelta mediante arbitraje de derecho.

El arbitraje se llevara a cabo en la ciudad de Lima, mediante la constitucion de un Tribunal Arbitral conformado por tres miembros, de los cuales cada una de las partes nombrara a uno y los dos arbitros asi designados nombraran al tercer arbitro. Los arbitros quedan expresamente facultados para determinar la controversia materia del arbitraje.

Si una parte no nombra arbitro dentro de los diez (10) dias de recibido el requerimiento de la parte o partes que soliciten el arbitraje o si dentro de un plazo igualmente de diez (10) dias, contado a partir del nombramiento del ultimo arbitro por las partes, los dos arbitros no consiguen ponerse de acuerdo sobre el tercer arbitro, la designacion del arbitro faltante sera hecha, a peticion de cualquiera de las partes, por la Camara de Comercio de Lima.

El plazo de duracion del proceso arbitral no debera exceder de sesenta (60) dias habiles, contado desde la fecha de designacion del ultimo arbitro y se regira por lo dispuesto en la Ley General de Arbitraje, aprobada por la Ley No 26572 y/o las normas que la sustituyan o modifiquen.

Los gastos que se generen por la aplicacion de lo pactado en la presente Clausula seran sufragados por las partes contratantes en igual medida.

NOVENA.- Constituyen causales de resolucion de pleno derecho del presente Convenio de Estabilidad Juridica, sin mediar requisito de comunicacion previa, las siguientes:

1. El incumplimiento por parte de DOE RUN PERU de las obligaciones establecidas en la CLAUSULA SEGUNDA y CLAUSULA CUARTA.

2. La cesion de posicion contractual del presente Convenio que realice DOE RUN PERU, salvo que esta se efectue al amparo de normas vigentes en ese momento que asi lo permitan, y previa autorizacion del MINISTERIO.

En el caso que DOE RUN PERU incurra en una de las mencionadas causales de resolucion del presente Convenio, si por efecto de la estabilidad juridica concedida al amparo del mismo, hubiera gozado de una carga fiscal menor a la que le hubiera correspondido de no estar amparada por dicho Convenio, estara obligada a reembolsar al ESTADO el monto actualizado de los tributos que le hubieran afectado de no haber suscrito el Convenio, mas los recargos correspondientes a que se refiere el Codigo Tributario.

Queda entendido que en el caso a que se refiere el parrafo anterior, si DOE RUN PERU hubiera soportado una carga fiscal mayor por efectos del presente Convenio, no existira obligacion de reembolso de suma alguna por parte del Estado.

Estando las partes de acuerdo en todos los terminos del presente Convenio, lo suscriben en dos copias de igual contenido, en Lima, a los veintiun dias del mes de octubre de 1997.

       /s/ [ILLEGIBLE]                              /s/ [ILLEGIBLE]
  -------------------------                        ------------------
   ALBERTO PANDOLFI ARBULU
 MINISTRO DE ENERGIA Y MINAS

             LEGAL STABILITY AGREEMENT WITH DOE RUN PERU S. R. LTDA.

Witnesseth hereby the Legal Stability Agreement entered into by and between the STATE OF PERU, duly represented by the Minister of Energy and Mines, Engineer Alberto Pandolfi Arbulu, authorized for such purposes by Supreme Resolution No. 331-96-PCM, domiciled for purposes hereof at Av. Las Artes No. 260 - San Borja - Lima, hereinafter referred to as the STATE, as party of the first part; and DOE RUN PERU S. R. LTDA., a company incorporated and existing under the laws of Peru, registered on Entry 1-A of Card 143658 of the Book of Corporations of the Registry of Companies, domiciled for purposes hereof at Av. Victor Andres Belaunde No. 395 - San Isidro, duly represented by Mr. Julio Guadalupe Bascones, identified with Voter's Registration Card, No. 09388911, as per power of attorney registered on Card 143658 of the Book of Corporations of the Registry of Companies, hereinafter referred to as DOE RUN PERU, as party of the second part; under the terms and conditions set forth in the following clauses:

FIRST.- DOE RUN PERU has presented to the Ministry of Energy and Mines, hereinafter referred to as the MINISTRY, a request for the signing of a Legal Stability Agreement as authorized by the provisions set forth in Legislative Decree No. 662, in Title II, and in the First Chapter of Title V of Legislative Decree No. 757, and in the Regulations of said Decrees approved by Supreme Decree No. 162-92-EF, dated October 12, 1992, hereinafter referred to as the REGULATIONS, based on the investment it shall receive from DOE RUN MINING S. R. Ltda., hereinafter referred to as DOE RUN.

SECOND.- By virtue of the present Agreement, DOE RUN PERU agrees to issue participations in favor of DOE RUN, thus complying with the investment modality set forth in Clause a) of Article 17 of the REGULATIONS. Therefore, DOE RUN PERU is obligated as follows:

To issue participations representing its capital in favor of DOE RUN for US$ 247,921,991.24 (TWO FORTY-SEVEN MILLION, NINE HUNDRED TWENTY-ONE THOUSAND, NINE HUNDRED NINETY-ONE and 00/100 US DOLLARS) against the receipt of the contributions that DOE RUN must make no later than October 23, 1997.

To assure that the contributions referred to in numeral 1 are channeled through the National Financial System as per the certification that shall be issued by the bank participating in the operation.

To destine the contributions referred to in numeral 1, to the expansion of the productive capacity.

THIRD.- By virtue of the present Agreement and while it is in force, the STATE is bound to guarantee the legal stability for DOE RUN PERU, under the following terms:

The stability of the tax regime regarding the Income Tax, in keeping what is provided in Article 40 of Legislative Decree No. 757, signifying that the Income Tax that must be paid by DOE RUN PERU will not be modified while the present Legal Stability Agreement is in force, and it shall be applied under the same terms and with the same aliquots, deductions, scale for the calculation of the taxable income, and any other characteristics pursuant to the provisions set forth in the Income Tax Law approved by Legislative Decree No. 774 and amending standards thereof in force as of the date of signing of this agreement.

DOE RUN PERU under this Agreement, signifies that in the case that the Income Tax referred to in the foregoing paragraph is amended during the term of effect of the Agreement, said amendments will not affect DOE RUN PERU even though they may be an increase or reduction of the aliquots, an extension or reduction of the taxable income, or any other cause of equivalent effects.

The stability of the regimes for the hiring of the workers of DOE RUN PERU while this Agreement is in force, under the provisions set forth in clause a) of
Article 12 of Legislative Decree No. 662, under the different modalities included in the Single Revised Text of Legislative Decree No. 728, Law of Labor Productivity and Competitiveness, approved by Supreme Decree No. 003-97-TR in force as of the date of the signing of this Agreement.

3. The stability of the regimes for the promotion of exports that DOE RUN PERU may use pursuant to the provisions set forth in clause b) of Article 12 of Legislative Decree No. 662 contained in Chapter IX of Title I of Legislative Decree No. 821 and amending standards thereof; in Chapter VI of Title V of Legislative Decree No. 809; and in those provisions that are applicable to this Agreement on the date of its signing.

FOURTH.- DOE RUN PERU guarantees that the new investment referred to in the SECOND CLAUSE, as at the date of the signing of this Agreement, exceeds the 50% of its capital and reserves.

To this end, DOE RUN PERU will file with the MINISTRY within a term of sixty
(60) days, counted as of the date of signing of this Agreement, a report that will have the nature of a sworn statement and will be subject to a later audit by an auditing company duly registered in the Competent Entity, on the movement of the capital and reserves accounts from September 8, 1997, until the date of the signing of this Agreement.

To this end, the corresponding accounting balances, adjusted for inflation, determined at the date of signing of this Agreement, are hereby understood as capital and reserves.

DOE RUN PERU additionally assumes, pursuant to the provisions set forth in the SECOND CLAUSE hereof, the following obligations:

To accredit that it has received from DOE RUN the capital monetary contribution in the amount of US$ 247,921,991.24 (TWO FORTY-SEVEN MILLION, NINE HUNDRED TWENTY-ONE THOUSAND, NINE HUNDRED NINETY-ONE and 00/100 US DOLLARS), by presenting a copy of the Testimony of the Public Deed of the Capital Increase and Amendment of the Articles of Incorporation of the company, with proof of the registration in the corresponding registry, as well as a certification issued by the bank that participates in the operation.

To accredit that the new investment has been destined to the expansion of its productive capacity by presenting a report issued by an auditing company, duly registered in the Competent Entity, which shall be subject to a later audit.

The obligations referred to in the foregoing numerals, must be accredited before the MINISTRY within a maximum term of sixty (60) calendar days, counted as of October 23, 1997. Non-compliance with the aforesaid constitutes cause for the termination of the Agreement.

FIFTH.- The present Legal Stability Agreement shall have a term of force of ten
(10) years as of the date of its signing. Consequently, it may not be amended unilaterally by either of the parties during said period, even in the event of modification of national legislation, whether said amendments are more beneficial or prejudicial to either of the parties than what is convened in this Agreement.

SIXTH.- DOE RUN PERU shall have the right to waive, one time only, the legal stability regime granted to it by the authority of this Agreement, and to this end it must formalize said waiver by means of a written communication to the Ministry; said waiver shall become effective as of the date of reception of the communication by the Ministry.

If DOE RUN PERU opts to exercise the right of waiver of the Stability Agreement granted to it pursuant to this Clause, it shall automatically become subject to ordinary legislation.

SEVENTH.- This Legal Stability Agreement may be amended by common agreement between the parties, except in what regards its term of effect as established in the FIFTH CLAUSE. The amounts of the contributions may not be modified either under the limit established in clause a) of Article 16 and clause a) of Article 17 of the REGULATIONS.

To this end, DOE RUN PERU shall present a request to the MINISTRY, which shall be processed in line with the procedure followed for the signing of this Agreement.

EIGHTH.- It being the intention of the parties that problems arising in relation to the fulfillment of this Agreement be resolved in the most expeditious manner possible, it is hereby agreed from this moment that any litigation, controversy, claim or complaint between the parties, related to the interpretation, execution or validity of this Agreement, shall be resolved through legal arbitration.

The arbitration will be carried out in the city of Lima, through the establishment of an Arbitration Court comprised of three members of whom each of the parties will name one and the two so designated members will in turn name the third. The arbitrators are expressly empowered to resolve the controversy subject to the arbitration.

If one party fails to name an arbitrator within ten (10) days of receipt of the request of the party or parties for an arbitration, or if within an equal period of ten (10) days, counted as of the naming of the last arbitrator by the parties, the two arbitrators do not reach an agreement regarding the third arbitrator, the designation of the missing arbitrator shall be carried out upon the request of either party, by the Chamber of Commerce of Lima.

The duration of the arbitration process shall not exceed sixty (60) working days, counted as of the date of the designation of the last arbitrator, and shall be ruled by what is provided in the General Arbitration Law, approved by Law No. 26572 and/or the standards that substitute or amend it.

The expenses generated by the exercises of what is agreed to in the present Clause shall be borne in equal parts by the contracting parties.

NINTH.- The following constitute causes for termination as a matter of law of this Legal Stability Agreement, without needing prior notice:

Non-compliance on the part of DOE RUN PERU with the obligations established in the SECOND and FOURTH CLAUSES.

Assignment of the contractual position of this Agreement made by DOE RUN PERU, unless this is done pursuant to legal provisions in force at that time that authorize it, prior authorization from the MINISTRY.

In the event that DOE RUN PERU incurs in one of the previously mentioned causes of termination of the present Agreement, and if as a result of the legal stability conferred by the authority of the same agreement DOE RUN PERU enjoyed a lighter tax burden that would have corresponded to it if it had not been under the authority of said Agreement, it shall be obliged to reimburse the STATE for the actual amount of the taxes that would have affected it if such Agreement had not been signed, plus the corresponding surcharges referred to in the Tax Code.

It is understood that in the case referred to in the foregoing paragraph, if DOE RUN PERU had borne a greater tax burden as a result of this Agreement, the STATE will have no obligation to refund any sum whatsoever.

Whereas the parties agree to all of the terms hereof, they sign it in two copies of equal content, in Lima, on October 21, 1997.




ALBERTO PANDOLFI ARBULU
MINISTER OF ENERGY OF MINES



JULIO GUADALUPE BASCONES
DOE RUN PERU S.R.Ltda.

If DOE RUN opts to exercise the right of waiver of the Stability Agreement granted to it pursuant to this Clause, it shall automatically become subject to ordinary legislation.

SEVENTH.- DOE RUN shall have the right to assign its contractual position in this Agreement. For said contractual position assignment to be valid, DOE RUN must obtain the corresponding prior authorization from THE MINISTRY, which must be formalized by an Addendum to this Agreement.

It is understood that the contractual position assignment that DOE RUN may make to another investor, does not extend the term of the Agreement referred to in the FIFTH CLAUSE hereof.

EIGHTH.- This Legal Stability Agreement may be amended by common agreement between the parties, except in what regards its term of effect as established in the FIFTH CLAUSE. The amounts of the contributions may not be modified either under the limit established in clause a) of Article 16 and clause a) of Article 17 of the REGULATIONS.

To this end, DOE RUN shall present a request to THE MINISTRY, which shall be processed in line with the procedure followed for the signing of this Agreement.

NINTH.- It being the intention of the parties that problems arising in relation to the fulfillment of this Agreement be resolved in the most expeditious manner possible, it is hereby agreed from this moment that any litigation, controversy, claim or complaint between the parties, related to the interpretation, execution or validity of this Agreement, shall be resolved through legal arbitration.

The arbitration will be carried out in the city of Lima, through the establishment of an Arbitration Court comprised of three members of whom each of the parties will name one and the two so designated members will in turn name the third. The arbitrators are expressly empowered to resolve the controversy subject to the arbitration.

If one party fails to name an arbitrator within ten (10) days of receipt of the request of the party or parties for an arbitration, or if within an equal period of ten (10) days, counted as of the naming of the last arbitrator by the parties, the two arbitrators do not reach an agreement regarding the third arbitrator, the designation of the missing arbitrator shall be carried out upon the request of either party, by the Chamber of Commerce of Lima.

The duration of the arbitration process shall not exceed sixty (60) working days, counted as of the date of the designation of the last arbitrator, and shall be ruled by what is provided in the General Arbitration Law, approved by Law No. 26572 and/or the standards that substitute or amend it.

The expenses generated by the exercises of what is agreed to in the present Clause shall be borne in equal parts by the contracting parties.

TENTH.- The following constitute causes for termination as a matter of law of this Legal Stability Agreement, without needing prior notice:

Non-compliance on the part of DOE RUN with the obligations established in the SECOND and FOURTH CLAUSES.

Assignment of the contractual position of this Agreement, that may be made by DOE RUN to another investor without obtaining the corresponding prior authorization from the MINISTRY, pursuant to the provisions set forth in the SEVENTH CLAUSE.

The termination of THE CONTRACT.

In the event that DOE RUN incurs in one of the previously mentioned causes of termination of the present Agreement, and if as a result of the legal stability conferred by the authority of the same agreement DOE RUN enjoyed a lighter tax burden that would have corresponded to it if it had not been under the authority of said Agreement, it shall be obliged to reimburse the STATE for the actual amount of the taxes that would have affected it if such Agreement had not been signed, plus the corresponding surcharges referred to in the Tax Code.

It is understood that in the case referred to in the foregoing paragraph, if DOE RUN had borne a greater tax burden as a result of this Agreement, the STATE will have no obligation to refund any sum whatsoever.

Whereas the parties agree to all of the terms hereof, they sign it in two copies of equal content, in Lima, on October 21, 1997.




for DOE RUN PERU S. R. LTDA.                        for the STATE

Julio Guadalupe Bascones                            Eng. Juan Mendoza M.
                                                          Vice Minister of Mines